Exhibit 77(q)

Exhibits

(a)(1)     Articles Supplementary dated October 19, 2011 regarding the creation of ING Emerging Markets Index Portfolio - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant’s Form N-1A Registration Statement on November 28, 2011 and incorporated herein by reference.

(e)(1)     Amended Schedule A dated November 2011 to the Amended Investment Management Agreement dated April 1, 2004 between ING Variable Portfolios, Inc. and ING Investments LLC – Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant’s Form N-1A Registration Statement on November 28, 2011 and incorporated herein by reference.